Exhibit 99.1

Bruker Announces New Two-Year Share Repurchase Authorization of up to $500 Million; Board also Declares Quarterly Dividend

BILLERICA, Mass. – May 13, 2021 – Bruker Corporation (Nasdaq: BRKR) today announced that on May 12, 2021, its Board of Directors approved a new share repurchase authorization for the purchase of up to $500 million of the Company’s common stock over a two-year period commencing on May 13, 2021.

The share repurchase authorization permits shares to be repurchased under open market purchases, accelerated share repurchases, or pursuant to trading plans intended to qualify under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. The share repurchase authorization does not obligate the Company to repurchase any specific number of shares and may be suspended, modified or terminated at any time without prior notice.

“This new two-year share repurchase authorization of up to $500 million reflects Bruker’s confidence in its long-term prospects,” said Gerald Herman, Executive Vice President and Chief Financial Officer of Bruker. “Our capital allocation strategy remains unchanged. We continue to prioritize profitable growth investments in Project Accelerate 2.0 and operational excellence, complemented from time to time by acquisitions and share repurchases.”

Bruker Corporation also announced that its Board of Directors approved payment of a quarterly cash dividend in the amount of $0.04 per share on the Company’s common stock. The dividend will be paid on June 18, 2021 to stockholders of record as of June 1, 2021.

About Bruker Corporation (Nasdaq: BRKR)

Bruker is enabling scientists to make breakthrough discoveries and develop new applications that improve the quality of human life. Bruker’s high performance scientific instruments and high value analytical and diagnostic solutions enable scientists to explore life and materials at molecular, cellular and microscopic levels. In close cooperation with our customers, Bruker is enabling innovation, improved productivity and customer success in life science molecular and cell biology research, in applied and pharma applications, in microscopy and nanoanalysis, as well as in industrial applications. Bruker offers differentiated, high-value life science and diagnostics systems and solutions in preclinical imaging, clinical phenomics research, proteomics and multiomics, spatial and single-cell biology, functional structural and condensate biology, as well as in clinical microbiology and molecular diagnostics. For more information, please visit: www.bruker.com.

Forward Looking Statements

This press release includes forward-looking statements, including but not limited to, statements regarding the Company’s commitment to repurchasing its shares at any level in the future, the anticipated value of shares to be repurchased by the Company, the expected timing of such repurchases and the availability of funds for the repurchase of shares. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause a change in the Company’s share repurchase authorization by the Company’s Board of Directors or management, including changes in the value of shares to be repurchased or the timing of such repurchases, and unanticipated material payment obligations incurred by the Company that decrease the Company’s willingness or ability to repurchase shares at the anticipated level and timing, or at all and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission, or SEC. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2020 and our Form 10-Q for the quarter ended March 31, 2021. These risks and uncertainties could cause actual results to differ materially from those referred to in these forward-looking statements. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

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Contact:

Miroslava Minkova

Senior Director, Investor Relations & Corporate Development

Bruker Corporation

T: +1 (978) 663 – 3660, ext. 1479

E: Investor.Relations@bruker.com